UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2014

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr., Boise, Idaho 83705

(Address of principal executive offices)   (Zip Code)

(208)  955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: 

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders (the “Annual Meeting”) of MWI Veterinary Supply, Inc. (the “Company”) was held on February 12, 2014.  At the Annual Meeting, the Company’s stockholders approved three proposals.  The proposals below are described in the Company’s definitive proxy statement dated December 27, 2013.  Of the 12,852,257 shares outstanding and entitled to vote, 12,304,138 shares were represented, constituting a 95.7% quorum.  The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting are as follows:

1)	Approval of the board’s nominees for director to serve a one year term

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Keith E. Alessi	11,119,372	519,322	665,444
Bruce C. Bruckmann	9,619,466	2,019,228	665,444
James F. Cleary, Jr.	11,178,030	460,664	665,444
A. Craig Olson	11,533,345	105,349	665,444
Robert N. Rebholtz, Jr.	10,965,161	673,533	665,444
William J. Robison	11,475,744	162,950	665,444

2)	Ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014

Votes For	Votes Against	Abstentions	Broker Non-Vote
11,673,373	593,569	37,196	0

3)	Approval of a non-binding advisory vote on the executive compensation of certain executive officers

Votes For	Votes Against	Abstentions	Broker Non-Vote
11,454,365	51,338	132,990	665,444

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

13
MWI VETERINARY SUPPLY, INC.
Date: February 14, 2014	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer